Exhibit 23.2

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM’S CONSENT

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 31, 2024, except for the Note 20, as to which the date is December 13, 2024 relating to the financial statements appearing in the Annual Report on Form 20-F of Eshallgo Inc for the year ended March 31, 2025.

/s/ Marcum Asia CPAs LLP

New York, NY

October 21, 2025

NEW YORK OFFICE ● 7 Penn Plaza ● Suite 830 ● New York, New York ● 10001

Phone 646.442.4845 ● Fax 646.349.5200 ● www.marcumasia.com